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                                                         Exhibit 99.B (9)(b)(ii)


                   AMENDMENT TO ACCOUNTING SERVICES AGREEMENT

         This Agreement, dated as of the 2nd day of February, 1999 made by and between Trainer, Wortham First Mutual Funds, a Delaware Business Trust (the "Trust") operating as an open-end management investment company registered under the Investment Company Act of 1940, as amended, duly organized and existing under the laws of the State of Delaware and First Data Investor Services Group Inc. ("FDISG" formerly FPS Services, Inc.), a corporation duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").

                                WITNESSETH THAT:

         WHEREAS, the Trust and FPS Services have entered into an agreement dated July 25, 1996 wherein FPS Services agreed to provide mutual fund accounting and related services to the Trust (Accounting Agreement); and

         WHEREAS, the Parties wish to amend the Accounting Services Agreement to include under its terms one additional separate series of shares identified as:
TRAINER, WORTHAM CALIFORNIA INTERMEDIATE TAX-FREE FUND;

         NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree:

         1. To amend Schedule "C" to the Accounting Services Agreement in the form attached hereto as Schedule "C".

         This Agreement shall take effect upon the date which the amendment to the registration statement of the Trust registering TRAINER, WORTHAM CALIFORNIA INTERMEDIATE TAX-FREE FUND becomes effective.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement consisting of one typewritten page, together with Schedule "C", to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.


TRAINER, WORTHAM FIRST MUTUAL FUNDS     FIRST DATA INVESTOR SERVICES GROUP, INC.


----------------------------            -----------------------------------
BY:  DAVID P. COMO                      BY:  KENNETH J. KEMPF
       PRESIDENT                             SENIOR VICE PRESIDENT
                                             ACCOUNT MANAGEMENT AND DEVELOPMENT


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                                                                    SCHEDULE "B"
                                                                    ------------
                                                  AS AMENDED ON FEBRUARY 2, 1999
                                                  ------------------------------



                            IDENTIFICATION OF SERIES


Below are listed the "Series" to which services under this Agreement are to be performed as of the execution date of this Agreement:

                TRAINER, WORTHAM FIRST MUTUAL FUNDS
                -----------------------------------

                1. FIRST MUTUAL FUND
                2. TRAINER, WORTHAM TOTAL RETURN BOND FUND
                3. TRAINER, WORTHAM CALIFORNIA INTERMEDIATE TAX-FREE FUND

This Schedule "B" may be amended from time to time by agreement of the Parties.